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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation be reference in the Registration Statements No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No. 333-03454, No.
333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No. 333-37273, No.
333-37553, No. 333-37565, No. 333-38071, No. 333-41049, No. 333-42417, No.
333-47563, No. 333-57863, No. 333-64377, No. 333-64379, and No. 333-77941 of
Crescent Real Estate Equities Company of our report dated February 19, 2002 relating to the consolidated financial statements of AmeriCold Corporation appearing in this Annual Report on Form 10-K of Crescent Real Estate Equities Company for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
October 16, 2002